                                                                     EXHIBIT 4.2

METROPOLITAN LIFE INSURANCE COMPANY
________________________________________________________________________________





                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 1





________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 1

                               TABLE OF CONTENTS

ARTICLE
FIRST             Name of Trust                                                               2
SECOND            Acceptance of Property                                                      2
THIRD             Investment of the Trust Fund                                                2
FOURTH            Payments                                                                    5
FIFTH             Administrative Powers                                                       5
SIXTH             Fiduciary Standards and Additional Obligations                              7
SEVENTH           Expenses of Administration                                                  8
EIGHTH            Prohibition of Diversion                                                    8
NINTH             Indemnity                                                                   9
TENTH             Record Keeping, Reporting and Disclosure                                    9
ELEVENTH          Plan Sponsor's Designees                                                   10
TWELFTH           Resignation or Removal of Trustee                                          10
THIRTEENTH        Amendment                                                                  11
FOURTEENTH        Merger or Consolidation                                                    11
FIFTEENTH         Termination                                                                11
SIXTEENTH         Adopting Employers                                                         12
SEVENTEENTH       Alienation                                                                 12
EIGHTEENTH        Bond                                                                       13
NINETEENTH        Assignment and Successors                                                  13
TWENTIETH         Communications                                                             13
TWENTY-FIRST      Defined Terms                                                              13
TWENTY-SECOND     Governing Law, Jurisdiction and Venue                                      14
TWENTY-THIRD      Action by Plan Sponsor                                                     14




________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

                           PUBLIX SUPER MARKETS, INC.
                               401(k) SMART TRUST
                                    NUMBER 1



         WHEREAS, Publix Super Markets, Inc., as the plan sponsor and the designated plan administrator of the Publix Super Markets, Inc. 401(k) SMART Plan (hereinafter referred to as the "Plan Sponsor"), has adopted the Publix Super Markets, Inc. 401(k) SMART Plan (hereinafter referred to as the "Plan"), effective as of January 1, 1995, for the purpose of providing retirement and related benefits to eligible employees of the Plan Sponsor and their beneficiaries; and

         WHEREAS, simultaneously with the execution of this document, the Plan Sponsor entered into an agreement (hereinafter sometimes referred to as the "Service Agreement") for the services and products offered by Metropolitan Life Insurance Company (hereinafter sometimes referred to as "MetLife"), which services and products are referred to by Metropolitan Life Insurance Company as the MetLife Savings Plan Program; and

         WHEREAS, the Plan provides for the establishment and maintenance of the Publix Super Markets, Inc. 401(k) SMART Trust Number 1 (hereinafter sometimes referred to as the "Trust" and the "Trust Fund," and the terms of which are sometimes referred to as this "Trust Agreement") to which contributions are to be made by the Plan Sponsor to be held by a trustee and to be managed, invested and reinvested, to the extent provided in the Plan, in and among the various investment options offered under the MetLife Savings Plan Program, for the exclusive benefit of the Plan participants and their beneficiaries; and

         WHEREAS, the Plan further provides for the establishment and maintenance of the Publix Super Markets, Inc. 401(k) SMART Trust Number 2 (hereinafter sometimes referred to as the "Trust Number 2" and the "Employer Securities Trust Fund") to which contributions are to be made by the Plan Sponsor to be held by the trustee of Trust Number 2 and to be managed, invested and reinvested, to the extent provided in the Plan, in a company stock fund, for the exclusive benefit of the Plan participants and their beneficiaries; and

         WHEREAS, the Plan, this Trust and Trust Number 2 are intended to meet the applicable requirements of Sections 401(a) and 501(a) of the Internal Revenue Code (hereinafter referred to as the "Code"); and

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

         WHEREAS, UNITED STATES TRUST COMPANY OF NEW YORK and Metropolitan Life Insurance Company have substantial expertise and experience in the area of retirement plan administrative and trustee services, and have offered to perform certain trustee functions; and

         WHEREAS, the Plan Sponsor desires to appoint UNITED STATES TRUST COMPANY OF NEW YORK as Trustee of the Trust; and

         WHEREAS, United States Trust Company of New York and Metropolitan Life Insurance Company have previously entered into an agreement whereby Metropolitan Life Insurance Company serves as the agent for United States Trust Company of New York with respect to various trustee duties, responsibilities and functions required to be performed under the MetLife Savings Plan Program; and

         WHEREAS, the officers of the Plan Sponsor have been authorized and directed by the Board of Directors of the Plan Sponsor to enter into this Trust Agreement.

         NOW, THEREFORE, the Plan Sponsor hereby appoints United States Trust Company of New York as the "Trustee" of the Publix Super Markets, Inc. 401(k) SMART Trust Number 1, acknowledges and agrees that Metropolitan Life Insurance Company shall serve as the Trustee's agent ("Agent") thereunder, and the Plan Sponsor and the Trustee hereby enter into this Trust Agreement, as follows.

         FIRST: Name of Trust. The trust established in accordance with the terms hereof shall be known as the "PUBLIX SUPER MARKETS, INC. 401(k) SMART TRUST NUMBER 1."

         SECOND: Acceptance of Property. The Trustee or its Agent shall accept such cash and other property as is tendered to the Trust Fund as contributions hereunder (and as is acceptable to it). Neither the Trustee nor its Agent shall be under any duty to require the Plan Sponsor or any other adopting employer to contribute to the Trust Fund or to determine whether the amount of any contribution has been correctly computed under the terms of the Plan. Except as otherwise provided within any other written agreement between the Plan Sponsor and the Trustee or MetLife (or as otherwise required by law), the Trustee and its Agent shall have only such duties with respect to the Plan as are set forth in this Trust Agreement.

         THIRD:  Investment of the Trust Fund.

         (a) The Plan is designed to invest one or more of each participant's Accounts, at the election of the participant, among the investments options available pursuant to the participant directed investment provisions of the Plan. As provided under the terms of the Service Agreement, each participant shall be entitled to direct the investment of his 401(k) Contribution Account (and, if provided by the Plan, his Matching Contribution Account) through the telephone access system maintained by the Trustee's Agent. Each investment option offered with respect to participants' 401(k) Contribution Accounts (and,

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM if provided by the Plan, Matching Contribution Accounts) shall be selected by the Plan Sponsor. The Trustee shall maintain the investment options identified in Appendix A/Part 1 as a part of the Trust Fund. Each investment option identified in Appendix A/Part 1 shall be selected by the Plan Sponsor based on the information provided by MetLife. The Plan Sponsor may elect to offer participants other investment options with the approval of MetLife, as provided within the Service Agreement between the Plan Sponsor and MetLife. The Plan Sponsor shall provide the Trustee with not less than 90 days prior notice of its election to offer participants any other investment options.

         (b) The Trustee shall transfer to each investment option available as a part of the Trust Fund such portion of the assets of the Trust attributable to participants' 401(k) Contribution Accounts (and, if applicable, participants' Matching Contribution Accounts), and shall invest and reinvest such assets, as the participants direct in accordance with the specific provisions of the Plan and the Service Agreement. All interest, dividends and other income received with respect to, and any proceeds received from the sale or other disposition of, securities or other property held in an investment option shall be credited to and reinvested in such investment option, and all expenses of the Trust which are properly allocable to a particular investment option shall be so allocated and charged.

         (c) The Trustee is the plan fiduciary referred to in Labor Regulation Section 2550.404c-1(b)(2)(i)(A), to whom participants may give investment instructions with respect to their 401(k) Contribution Accounts (and, if applicable, participants' Matching Contribution Accounts) and who shall be obligated to comply with any such instructions except as otherwise provided in said section of the Labor Regulation. Neither the Trustee nor its Agent shall render investment advice to any person in connection with the selection of such investments. To the extent provided by Section 404(c) of ERISA, neither the Plan Sponsor, the Trustee, nor MetLife shall be responsible for the selection of each participant's investments under the Trust. The Plan Sponsor and the Trustee, as well as its Agent, shall maintain the Trust in a manner that will minimize potential liability to each fiduciary of the Plan and the Trust, as permitted under ERISA Section 404(c), and Title 29 of the U.S. Code of Federal Regulations ("Labor Reg.") Section 2550.404c-1.

         (d) To the extent the investment of the Trust Fund is not otherwise governed by paragraphs (a), (b), and (c), and unless otherwise required by ERISA, the regulations promulgated by the Secretary of the Department of Labor, or the terms of the Plan, the

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

Trustee or its Agent may invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such securities or other property, real or personal, within or without the United States, as it in its sole discretion shall deem proper including, without limitations, interests and part interests in any bond and mortgage or note and mortgage and interests and part interests in certificates of deposit, commercial paper and other short-term or demand obligations, secured or unsecured, whether issued by governmental or quasi-governmental agencies or corporations or by any firm or corporation, capital, common and preferred, voting and nonvoting stock (regardless of dividend or earnings record), including shares of mutual funds and to hold such securities or property in one or more funds. Subject to the limitations set forth above, the Trustee or its Agent may, in its sole discretion, keep such portion of the Trust Fund in cash and cash balances or hold all or any portion of the Trust Fund in savings accounts, certificates of deposit, and other types of time or demand deposits with any appropriate financial institution or quasi-financial institution, either domestic or foreign (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Trust Fund. Notwithstanding the foregoing, unless otherwise authorized by ERISA or by regulations promulgated by the Secretary of the Department of Labor, the Trustee shall maintain the indicia of ownership of all securities or other investments within the jurisdiction of the District Courts of the United States.

         (e)     If required in connection with the provisions of paragraphs
(a) through (d) above, the Plan Sponsor may appoint one or more "investment managers," as defined in Section 3(38) of ERISA. Any investment manager so appointed shall be (i) an investment adviser registered as such under the Investment Advisers Act of 1940, (ii) a bank, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. In the event that the investment manager appointed hereunder is a bank or a trust company, or an affiliate of a bank or a trust company, the Trustee or its Agent shall, upon the direction of the Plan Sponsor, transfer funds to such bank, trust company, or affiliate for investment through the medium of any fund created and administered by such bank, trust company, or affiliate, acting as trustee therefor, for the collective investment of the assets of employee benefit trusts, provided that such fund is qualified under the applicable provisions of the Code and while any portion of the assets are so invested, such fund shall constitute part of the applicable Plan or Plans, and the instrument creating such fund shall constitute part of this Trust. In order to implement the provisions of this paragraph, the Trustee and its Agent are authorized to enter into any required ancillary

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM trust, agency or other type of agreement with an investment manager, or its affiliate, as described in the preceding sentence, which ancillary agreement shall be provided to the Plan Sponsor for approval prior to its execution.

         (f) Nothing in this provision shall preclude the Plan Sponsor from investing Plan assets in mutual funds.

         (g) The Plan may be designed to invest, to the extent requested by each participant, such participant's Matching Contribution Account and 401(k) Contribution Account, in a company stock fund established and maintained within the Publix Super Markets, Inc. 401(k) SMART Trust Number 2. Alternatively, the Plan may be designed to invest all of each participant's Matching Contribution Account, and, to the extent requested by each participant, such participant's 401(k) Contribution Account, in such company stock fund. As required by the terms of the Service Agreement, the Trustee, and its Agent, shall from time to time transfer cash to and from Trust Number 2 in order to facilitate purchases and sales of units attributable to the company stock fund held within Trust Number 2.

         FOURTH: Payments. Subject to the provisions of Article FIFTEENTH hereof, the Trustee or its Agent shall from time to time transfer cash or, if permitted by the terms of the Plan, other property from the Trust Fund to, or for the account of, participants and such other persons, including a receiving or paying agent designated by the Plan Sponsor, at such addresses, in such amounts, for such purposes and in such manner as the Plan Sponsor may direct, provided that such transfer is administratively feasible, and the Trustee and its Agent shall incur no liability to the extent that any such payment is made in accordance with the directions of the Plan Sponsor. Except as otherwise provided by any separate written agreement between the Plan Sponsor and the Trustee or MetLife, the Plan Sponsor shall be responsible to insure that any payment made at its direction conforms with the provisions of the Plan, the provisions of this Trust Agreement and ERISA, and the Trustee shall have no duty to determine the rights or benefits of any person in the Trust Fund or under the Plan or to inquire into the right or power of the Plan Sponsor to direct any such payment.

         FIFTH:  Administrative Powers.

         (a) The Trustee or its Agent is authorized to exercise from time to time, in its sole discretion (unless otherwise provided), the following powers with respect to any property, real or personal, of the Trust Fund, it being intended that these powers be construed in the broadest possible manner, consistent with the requirements of ERISA:

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

                 (1) the power to engage legal counsel, including counsel to the Plan Sponsor or the Trustee or its Agent, and any other suitable agents, in each case upon the written direction or consent of the Plan Sponsor, and to consult with such counsel or agents with respect to the construction of this Trust Agreement, the administration of the Trust Fund, and the duties of the Trustee or its Agent hereunder;

                 (2) the power to commence or defend suits or legal proceedings and to represent the Trust Fund in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust Fund, provided that the Trustee or its Agent shall notify the Plan Sponsor of all such suits, legal proceedings and claims and, except in the case of a suit, legal proceeding or claim involving solely the Trustee's or its Agent's actions or omissions to act, shall obtain the written consent of the Plan Sponsor before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding of any nature whatsoever;

                 (3) the power to vote upon any securities of any corporation or other issuer held in the Trust Fund, to otherwise consent to or request any action on the part of such corporation or other issuer, to give general or special proxies or powers of attorneys with or without power of substitution, and to distribute proxy materials received on each participant directed investment to the appropriate participant and to follow instructions received from the participant; and

                 (4) the power to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

                 (5) the power to transfer assets of the Trust Fund to the Employer Securities Trust Fund or to a successor trustee of this Trust Fund as provided in Article TWELFTH;

                 (6) the power to borrow money and pledge any property of the Trust Fund for the payment of such loan, in each case upon the written direction of the Plan Sponsor; and lastly

                 (7) the power to exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee or its Agent may deem necessary or proper to carry out any of the powers set forth

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM in this Article FIFTH or otherwise in the best interests of the Trust Fund.

         (b) Notwithstanding the foregoing, in the event that an investment manager is appointed pursuant to Article THIRD hereof, such investment manager shall exercise such of the powers enumerated in this Article FIFTH and otherwise contained in this Trust Agreement with respect to the portion of the Trust Fund subject to its control as may be specified in the instrument under which the investment manager was appointed and to hold and retain any securities or other property which it may so acquire.

         SIXTH: Fiduciary Standards and Additional Obligations. The Trustee or its Agent (or any investment manager, agent, or trustee, appointed pursuant to Article THIRD or FIFTH hereof) shall (i) discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; (ii) subject to the investment funds specified in the Plan, if any, and to the extent required by ERISA, diversify the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (iii) perform such duties as are specified in the Plan and this Trust Agreement, and which are specified and/or contemplated in the Service Agreement, insofar as such provisions are consistent with ERISA.

         The Trustee or its Agent (or any investment manager, agent or trustee appointed pursuant to Article THIRD or FIFTH hereof) shall not engage in any transaction which it knows or should know violates Section 406 of ERISA. Notwithstanding the foregoing, the Trustee or its Agent (or any investment manager, agent or trustee appointed pursuant to Article THIRD or FIFTH hereof) may, in accordance with any appropriate exemption provided under ERISA or upon the approval of the Secretary of the Department of Labor, enter into any transaction otherwise prohibited under Section 406 of ERISA.

         Except as otherwise provided herein, or in the Plan or the Service Agreement, the Trustee or its Agent shall not be responsible for the administration of the Plan, for determining the funding policy of the Plan or the adequacy of the Trust Fund to meet and discharge liabilities under the Plan. Except as otherwise provided in Article NINTH or in the Plan or the Service Agreement, the Trustee or its Agent shall not be responsible for any failure of the Plan Sponsor to discharge any of its responsibilities with respect to the Plan nor be required to enforce payment of any contributions to the Trust Fund.

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

         SEVENTH:         Expenses of Administration.  Except as otherwise
provided by this Trust Agreement and the Service Agreement, the Plan Sponsor shall bear all expenses of implementing the Plan and this Trust. For its services, the Trustee and its Agent shall be entitled to receive compensation in accordance with the terms of "Appendix F" of the Service Agreement (and, as between the Trustee and its Agent, in accordance with any separate agreement between the Trustee and MetLife). To the extent consistent with the foregoing, the Plan Sponsor may pay all direct expenses of the administration of the Trust Fund, including any Trustee's compensation, the expenses incurred by the plan administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust Fund; and any adopting employer may pay such expenses as relate to participants employed by such employer. Any such payment by the Plan Sponsor or an adopting employer shall not be deemed a contribution to the Plan. With the written consent of the Plan Sponsor, such expenses may be paid out of the assets of the Trust Fund. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the plan administrator or anyone else for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust Fund.

         EIGHTH:          Prohibition of Diversion.

         (a) At no time prior to the satisfaction of all liabilities with respect to participants in the Plan and their beneficiaries shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of such participants and their beneficiaries. Except as provided in paragraphs (b) and (c) below, and Article THIRTEENTH, the assets of the Trust Fund shall never inure to the benefit of the Plan Sponsor and shall be held for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries and defraying the reasonable expenses of administering the Plan.

         (b) In the case of a contribution that is made by the Plan Sponsor by a mistake of fact, paragraph (a) above shall not prohibit the return to the Plan Sponsor of such contribution at the direction of the Plan Sponsor within one year after the payment of the contribution.

         (c) If a contribution by the Plan Sponsor is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code, then to the extent such deduction is disallowed, paragraph (a) above shall not prohibit the return to the Plan Sponsor of such contribution at the direction of the Plan Sponsor,

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM to the extent disallowed, within one year after the date of such disallowance. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this paragraph (c).

         NINTH:       Indemnity.

         (a) To the extent permitted under ERISA and other applicable law, the Plan Sponsor shall indemnify and hold harmless the Trustee and its Agent, their directors, officers, and employees with respect to any and all claims, liabilities, lawsuits, actions, judgments, settlements, penalties, expenses, and costs of any kind, including attorneys' fees, resulting from or arising out of or in connection with the Plan Sponsor's activities hereunder, except to the extent that it is determined that such claim, liability, lawsuit, action, judgment, settlement, penalty, expense, or cost was caused by or resulted from the negligence or willful misconduct of the Trustee or its Agent, their directors, officers, trustees, employees or agents.

         (b) To the extent permitted under ERISA and other applicable law, the Trustee and its Agent shall indemnify and hold harmless the Plan Sponsor, its directors, officers, trustees, employees or agents with respect to any and all claims, liabilities, lawsuits, actions, judgments, settlements, penalties, expenses, and costs of any kind, including attorneys' fees, resulting from or arising out of or in connection with the Trustee's, and/or its Agent's, provision of services or failure to provide services pursuant to this Trust Agreement, except to the extent that it is determined that such claim, liability, lawsuit, action, judgment, settlement, penalty, expense, or cost was caused by or resulted from the negligence or willful misconduct of the Plan Sponsor, its directors, officers, trustees, employees or agents.

         TENTH:       Record Keeping, Reporting and Disclosure.

         (a) The Trustee or its Agent shall keep accurate, detailed records of all investments, receipts, disbursements and other transactions relating to the Trust Fund, which shall be made available at all reasonable times to persons designated by the Plan Sponsor or as may be required by law. The Trustee or its Agent shall value the assets of the Trust Fund and render accountings to the Plan Sponsor annually (and at such additional times required by the Service Agreement). The Plan Sponsor may approve such accounting at such times and in such manner, and the liability of the Trustee and its Agent shall be limited, as provided by the Service Agreement. The Trustee or its Agent shall render to the Plan Sponsor, at least quarterly, a statement of the Trust Fund assets and their values and, whenever a contribution is made to the Trust Fund other than in cash, a statement of the value of such property

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM on the date it is received by the Trustee or its Agent. The Trustee or its Agent shall prepare all additional reports required in order for MetLife to comply with the terms of the Service Agreement.

         (b) Except to the extent otherwise permitted by ERISA or other applicable law, no person, other than the Plan Sponsor, may require an accounting or bring any action against the Trustee or its Agent with respect to the Trust Fund.

         (c) Proxy materials received for each participant directed mutual fund investment sponsored by MetLife or State Street Research & Management Company, or any other affiliate of MetLife or State Street Research & Management Company, will be promptly mailed to the appropriate participant by the Trustee or its Agent, and the Trustee or its Agent will follow instructions received from the participant with respect to the mutual fund. For any other separate account investments, the Trustee shall be solely responsible for exercising any voting rights as authorized by Article FIFTH.

         ELEVENTH:        Plan Sponsor's Designees.  The Treasurer of the Plan
Sponsor shall certify to the Trustee and its Agent the names of the persons from time to time authorized to act on behalf of the Plan Sponsor as agents thereof. All directions to the Trustee or its Agent by the persons authorized to act on behalf of the Plan Sponsor shall be in writing. The Trustee and its Agent shall be entitled to rely, without further inquiry, upon all such written directions received from the persons authorized to act on behalf of the Plan Sponsor.

         TWELFTH:         Resignation or Removal of Trustee.  This Trust
Agreement may be terminated at any time without cause, by the Plan Sponsor upon at least ninety (90) days prior written notice, and by the Trustee upon at least one hundred eighty (180) days prior written notice. In the case of the resignation or removal of the Trustee and its Agent, the Plan Sponsor shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee and its Agent. Upon the resignation or removal of the Trustee and its Agent and the appointment of a successor trustee, the Trustee or its Agent shall account for the administration of the Trust Fund up to the date of its resignation or removal in the manner provided in Article TENTH hereof and, upon the approval or deemed approval of such account, the Trustee or its Agent shall transfer to the successor trustee all of the assets then constituting the Trust Fund. The Trustee or its Agent may transfer such assets prior to the completion of such accounting if the Plan Sponsor agrees thereto in writing. The term "Trustee" as used in this Trust Agreement shall be deemed to apply to any successor trustee acting hereunder. The successor trustee, and any successor to the trust business of the Trustee by merger, consolidation or otherwise, shall have all the powers given the originally named Trustee and its Agent.

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

         THIRTEENTH:      Amendment.

         (a) The Board of Directors of the Plan Sponsor may amend all or any part of this Trust Agreement at any time through the adoption of appropriate resolutions provided, however, that any amendment shall not be effective until the instrument of amendment has been agreed to and executed by the Trustee or its Agent. Any such amendment or modification of this Trust Agreement may be retroactive if necessary or appropriate to qualify or maintain the Trust Fund as a part of a plan and trust exempt from Federal income taxation under Sections 401(a) and 501(a) of the Code, the provisions of ERISA, or any other applicable provisions of Federal or state law, as now in effect or hereafter amended or adopted, and any regulations issued thereunder, including, without limitation, any regulations issued by the United States Treasury Department or the United States Department of Labor.

         (b) Notwithstanding anything contained in this Article THIRTEENTH to the contrary, no amendment shall divert any part of the Trust Fund to, and no part of the Trust Fund shall be used for any purpose other than the exclusive benefit of the participants and their beneficiaries or for the administration expenses of the plan administrator and this Trust.

         FOURTEENTH:      Merger or Consolidation.  The Plan and this Trust may
not be merged or consolidated with, and the assets or liabilities of the Plan and this Trust may not be transferred to, any other plan or trust unless each participant would receive a benefit immediately after the merger, consolidation or transfer of the plan and trust then terminated that is equal to or greater than the benefit the participant would have received immediately before the merger, consolidation or transfer of the Plan and this Trust had then terminated.

         FIFTEENTH:       Termination.  This Trust Agreement, the Trust Fund
hereby created, and the Plan may be terminated at any time by the Plan Sponsor. In the event the Plan Sponsor decides to terminate this Trust, such decision shall be evidenced by an appropriate resolution of its Board of Directors and a certified copy of such resolution shall be delivered to the Trustee together with a notice of termination. Upon receipt of such notice of termination, the Trustee or its Agent shall, after payment by the Plan Sponsor of all expenses reasonably incurred in the administration of the Trust Fund, including such compensation as the Trustee or its Agent may be entitled to, and upon approval of the appropriate governmental or quasi-governmental authorities (if such approval shall be required under applicable law), then distribute the Trust Fund to such persons or entities, including the Plan Sponsor, at such time, in such manner, and in such amounts as the Plan Sponsor shall direct, which direction shall be in conformity with the provisions of the Plan and ERISA.

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

         SIXTEENTH:       Adopting Employers.

         (a) An affiliated corporation of the Plan Sponsor which has adopted the Plan in accordance with its terms shall become a party to this Trust Agreement by delivering to the Plan Sponsor and the Trustee or its Agent a certified copy of a resolution of its Board of Directors to the effect that it agrees to adopt the Plan, to become a party to this Trust Agreement, and to be bound by all the terms and conditions of the Plan and this Trust Agreement. The Plan Sponsor shall have the sole authority to enforce this Trust Agreement on behalf of any such affiliated corporation and the Trustee or its Agent shall in no event be required to deal with any such affiliated corporation except by dealing with the Plan Sponsor, acting as agent for such affiliated corporation. Irrespective of the number of affiliated corporations which may become parties to this Trust Agreement, the Trustee or its Agent shall in all respects invest and administer the Trust Fund as a single fund for investment and accounting purposes without allocation of any part of the Trust Fund as between the Plan Sponsor and any such affiliated corporation.

         (b) An affiliated corporation which has adopted the Plan shall cease to be a party to this Trust Agreement as of the date established by the affiliated corporation; provided, however, that prior to such termination date the Plan Sponsor shall deliver to the Trustee or its Agent a certified copy of a resolution of such affiliated corporation's Board of Directors terminating its participation in the Plan. In such event, or in the event of the merger, consolidation, sale of property or stock, separation, reorganization or liquidation of the Plan Sponsor or of any such affiliated corporation, or in the event of the establishment, modification or continuance of any other retirement plan which separately or in conjunction with this Plan qualifies under Section 401(a) of the Code, the Trustee or its Agent shall continue to hold the portion of the Trust Fund which is attributable to the participation in the Plan of the employees and their beneficiaries affected by such termination or by such transaction, and this Trust Agreement shall continue in force with respect to such portion, until otherwise directed by the Plan Sponsor, in accordance with the provisions of the Plan and ERISA.

         SEVENTEENTH:     Alienation.  No interest in the Trust Fund shall be
assignable or subject to anticipation, sale, transfer, mortgage, pledge, charge, garnishment, attachment, bankruptcy or encumbrance or levy of any kind, and the Trustee or its Agent shall not recognize any attempt to assign, sell, transfer, mortgage, pledge, charge, garnish, attach or otherwise encumber the same except to the extent that such attempt is made (1) pursuant to a court order determined by the Plan Sponsor to be a Qualified Domestic Relations Order, as defined in Section 414 of the Code and Section 206 of ERISA, or (2) in connection with any loan made to a participant by

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM the Trustee or its Agent pursuant to the terms of the Plan and this Trust as permitted by Section 4975 of the Code and Section 408 of ERISA.

         EIGHTEENTH:      Bond.  The Trustee or its Agent shall not be required
to give any bond or any other security for the faithful performance of its duties under this Trust Agreement except as required by law.

         NINETEENTH:      Assignment and Successors.  Except as otherwise
provided in this Article, neither party shall assign its rights or continuing obligations under this Trust Agreement without the prior written consent of the other party. Any corporation which shall, by merger, consolidation, purchase or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession, and without any appointment or other action by any person, be and become successor trustee hereunder. This Trust Agreement shall be binding upon the respective successors and assigns of the Plan Sponsor and the Trustee.

         TWENTIETH:       Communications.  Communications to the Plan Sponsor
shall be addressed to the Plan Sponsor or to its designated agents in care of the Plan Sponsor, as the case may be, at:

                          Publix Super Markets, Inc.
                          1936 George Jenkins Road
                          Lakeland, FL 33801
                          Attention: Janet Deal

provided, however, that upon the Plan Sponsor's written request such communications shall be sent to such other address as the Plan Sponsor may specify.

         Communications to the Trustee or its Agent shall be addressed to:

                          Metropolitan Life Insurance Company
                          72 Eagle Rock Avenue
                          East Hanover, NJ 07936
                          Attention: Chet Wydrinski

provided; however, that upon the Trustee's or its Agent's written request, such communications shall be sent to such other address as the Trustee or its Agent may specify. No communication shall be binding on the Plan Sponsor or the Trustee or its Agent until it is received by the Plan Sponsor or the Trustee or its Agent.

         TWENTY-FIRST:    Defined Terms.  Any capitalized term used in this
Trust Agreement that is not defined herein shall have the meaning defined in the applicable provisions of the Plan or the Service Agreement.

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

         TWENTY-SECOND:   Governing Law, Jurisdiction and Venue.  This Trust
Agreement shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of Florida. The Trustee and the Plan Sponsor agree that jurisdiction and venue in any action brought pursuant to this Trust Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in the Circuit Court of the Tenth Judicial Circuit of the State of Florida in and for Polk County or in the United States District Court for the Middle District of Florida, Tampa Division. Such jurisdiction and venue are merely permissive; jurisdiction and venue shall also continue to lie in any court where jurisdiction and venue would otherwise be proper. The parties agree that they will not object that any action commenced in Lakeland, Florida or Tampa, Florida is commenced in a forum non conveniens. The Trustee further agrees that it will not remove to federal court any action in which the Plan Sponsor has brought one or more claims against the Trustee, unless such action is initially filed by one or more participants who have made a claim for breach of fiduciary duty against the Plan Sponsor or any other fiduciary. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them without the necessity for service by any other means provided by statute or rule of court.

         TWENTY-THIRD:    Action by Plan Sponsor.  Whenever the Plan Sponsor
under the terms of this Trust Agreement is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors (or an Executive Committee of the Board of Directors) of the Plan Sponsor and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Plan Sponsor.

         IN WITNESS WHEREOF, the Plan Sponsor and the Trustee or its Agent have executed this instrument this _____ day of _______________, 1994.


UNITED STATES TRUST                              PUBLIX SUPER MARKETS, INC.
COMPANY OF NEW YORK



By:___________________________                   By:___________________________

Title:________________________                   Title:________________________
of Metropolitan Life Insurance
Company, its Agent

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

ATTEST:                                          ATTEST:



By:___________________________                   By:___________________________

Title:________________________                   Title:________________________
of Metropolitan Life Insurance
Company, its Agent

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM

                                   APPENDIX A

                      FUNDING VEHICLES OFFERED PURSUANT TO
                         THE SERVICE AGREEMENT BETWEEN
                         PUBLIX SUPER MARKETS, INC. AND
                      METROPOLITAN LIFE INSURANCE COMPANY


1.       PROGRAM FUNDING VEHICLES

         MetLife Guaranteed Fixed Income Account

         State Street Research Strategic Portfolios:  Moderate

         MetLife Stock Market Index Guarantee Account


2.       OTHER FUNDING VEHICLES

         Publix Stock Fund

         Fidelity Contrafund

As required by the terms of the Service Agreement, the Trustee, and its Agent, shall also maintain a Publix Stock Cash Fund comprised of one or more money market accounts, as described in Appendix E of the Service Agreement in order to facilitate purchases and sales of units attributable to the Publix Stock Fund held within Trust Number 2.

________________________________________________________________________________
        TRUST AGREEMENT ASSOCIATED WITH THE METLIFE SAVINGS PLAN PROGRAM